Exhibit 99.1

Lionbridge to Acquire Bowne Global Solutions

Accretive Acquisition to Create World’s Largest Globalization and Offshoring

Services Company with Approximately $400 Million in Revenue

WALTHAM, Mass., June 27 /PRNewswire-FirstCall/ — Lionbridge Technologies, Inc. (Nasdaq: LIOX), a leading provider of globalization and testing services, today announced that it has signed a definitive agreement to acquire Bowne Global Solutions, a division of Bowne & Co., Inc. (NYSE: BNE), for at least $180 million (excluding cash received), in a combination of cash and common stock. The transaction is expected to close in the third quarter of 2005 and is expected to be accretive to Lionbridge earnings within the first full quarter of combined operations, excluding restructuring and related expenses. An investor webcast and a conference call are scheduled for 9:00 am EST Tuesday, June 28th.

The transaction pairs two leading organizations in the estimated $6 billion globalization outsourcing industry, creating a $400 million provider with global scale across more than 25 countries and approximately 500 customers. Both Lionbridge and Bowne Global Solutions (BGS) provide globalization services that enable organizations to release products and content that meet the linguistic, technical and cultural requirements of customers, partners and employees worldwide. BGS’ worldwide presence, language expertise and broadly diversified customer base will complement Lionbridge’s advanced language technology and its comprehensive offshore development and testing outsourcing services. This combination creates a firm with scale, innovation and global resources.

“This combination is strategically compelling. We are leveraging the combined capabilities of two successful organizations,” said Rory Cowan, Chairman and Chief Executive Officer of Lionbridge Technologies. “Customers will benefit from a unified commitment to service excellence, the most advanced technology-enabled services and the efficiencies that joining the two companies will bring. Our employees will benefit from our shared traditions of growth, innovation and career advancement. Shareholders will benefit from the combined efficiencies, broadening of revenues and industry leadership.”

Philip Kucera, Chairman and Chief Executive Officer of Bowne, continued, “By bringing together two well-established and highly regarded companies, Lionbridge is providing the world’s leading organizations with a dedicated outsourcing partner that has scale and resources to address their ever- changing, global product and content lifecycles. Lionbridge brings the capability and desire to grow the globalization outsourcing business over the next several years and to fulfill the demand for global products and content. We look forward to participating in the combined business as future shareholders.”

Under the terms of the Agreement, Bowne will receive no less than $180 million, consisting of $130 million in cash, up to 9.4 million shares of Lionbridge common stock, subject to adjustment, and a potential subordinated note of no more than $20 million. In addition, Bowne will hold one director seat on the Lionbridge Board of Directors.

The transaction is expected to be accretive to Lionbridge’s earnings within the first quarter of combined operations and thereafter, excluding the impact of transaction-related expenses and restructuring. In addition to potential revenue synergies, the combined company expects to realize cost synergies of between $15 and $20 million in 2006.

Excluding restructuring, financing expenses and debt repayment, Lionbridge expects to generate cash flow from operations of $35 to $45 million and earnings per share of between $0.40 and $0.55 within the first full fiscal year of consolidated operations, based on approximately 60 million weighted average fully diluted common shares outstanding.

The closing of the acquisition is subject to customary conditions and approvals, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The approval of the stockholders of Lionbridge and Bowne will not be required to consummate the proposed acquisition. Lionbridge has obtained a bank commitment to finance approximately $100 million of the purchase price. This commitment is subject to customary conditions.

Management Conference Call

Lionbridge will host a conference call and interactive webcast on Tuesday, June 28 at 9:00 ET to provide further details on its agreement to acquire Bowne Global Solutions. To view to the webcast, please go to http://www.lionbridge.com/webcast/June28/. To dial into the audio portion of the conference call, including Q&A, please call the following numbers for the “Lionbridge investor call”:

United States: (800) 762-6067

International: (480) 629-9566

A replay is also available at these locations.

About Lionbridge

Lionbridge Technologies, Inc. (Nasdaq: LIOX) is a leading provider of globalization and testing services. Lionbridge combines global onshore, near shore and offshore resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations in all industries rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains 21 solution centers in 9 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

About Bowne & Co., Inc.

Bowne & Co., Inc., founded in 1775, is a global leader in providing high- value solutions that empower our clients’ communications.

* Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

* Bowne Enterprise Solutions: Digital composition, print, delivery and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

* Bowne Global Solutions: A broad range of language and cultural solutions that use translation, localization, technical writing and interpretation services to help companies adapt their communications or products for use in other cultures and countries around the world.

* Bowne Litigation Solutions: Consulting, electronic discovery and software solutions, including DecisionQuest(R), one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.

Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at http://www.bowne.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance of Lionbridge following the consummation of the acquisition, Lionbridge’s ability to achieve the expected synergies as a result of the acquisition, the strengthening of Lionbridge’s position in the globalization outsourcing market as a result of the acquisition, and the expected timing for closing the acquisition and Lionbridge’s estimates for cash flow and earnings. The closing of the acquisition is subject to various risks, including the risk that Lionbridge does not obtain the bank financing to fund the cash portion of the purchase price. Lionbridge’s actual experiences, actions, financial and operating results for the year and FY2006 may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the loss of a major client or customer; failure to receive regulatory approval for the acquisition; the termination of customer contracts prior to the end of their term; Lionbridge’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s inability to successfully integrate Bowne Global Solutions and its employees into Lionbridge and achieve expected synergies; the Company’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments, as well as the impact of equity based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; costs associated with and consequential to the acquisition and integration of Bowne Global and benefits realized from the acquisition; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition and competitive pricing pressures; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to and Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2005.

Contact:

Sara Buda

Lionbridge Technologies

+1-781-434-6190

sara_buda@lionbridge.com

Joe LoBello

Brainerd Communicators

+1-516-902-2694

lobello@braincomm.com